UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): July 28, 2005

GEOPHARMA, INC.

(Exact name of registrant as specified in charter)

Florida	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 544-8866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 28, 2005, the Board of Directors of GeoPharma, Inc. (the “Company”), appointed William L. LaGamba to be a member of the Board. Mr. LaGamba has served as DrugMax’s President, Chief Operating Officer and Secretary since October 2000. From March 2000 to October 2000, he served as DrugMax’s Chief Executive Officer. From November 1999 to October 2000, he also served as DrugMax’s Secretary and Treasurer. From June 1998 until joining DrugMax in November 1999, Mr. LaGamba served as Chief Executive Officer of Dynamic. He was also a founder and the President of Becan Distributors, Inc. (“Becan”) from its inception in January 1997 until it was acquired by DrugMax in November 1999. For 14 years prior to January 1997, Mr. LaGamba served in various capacities for McKesson Drug Company, a large distributor of pharmaceuticals, health and beauty care products and services, and FoxMeyer Drug Company.

On July 28, 2005, Carol Dore-Falcone resigned as a member of the Board in order to be in compliance with Nasdaq independence rules 4200(a)(15).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPHARMA, INC.

Date: July 28, 2005	/s/ Mihir K. Taneja
Mihir K. Taneja, Chief Executive Officer

/s/ Carol Dore-Falcone
Carol Dore-Falcone, Vice President and Chief Financial Officer